EX 99.1

TUCSON ELECTRIC POWER COMPANY
DOCKET NOS. E-01933A-15-0322 AND E-01933A-15-0239

SETTLEMENT AGREEMENT
REGARDING REVENUE REQUIREMENT

AUGUST 15, 2016

TABLE OF CONTENTS

I.	RECITALS	2
II.	RATE INCREASE	3
III.	COST OF CAPITAL	3
IV.	DEPRECIATION AND AMORTIZATION	4
V.	SPRINGERVILLE UNIT 1	4
VI.	ADDITIONAL SETTLEMENT PROVISIONS	4
VII.	COMMISSION EVALUATION OF PROPOSED SETTLEMENT	5
VIII.	MISCELLANEOUS PROVISIONS	6

i

SETTLEMENT AGREEMENT
REGARDING REVENUE REQUIREMENT
IN DOCKET NOS. E-01933-A-15-0322 AND E-01933A-15-0239
TUCSON ELECTRIC POWER COMPANY’S REQUEST FOR RATE ADJUSTMENT

The purpose of this Settlement Agreement (“Agreement”) is to settle disputed issues related to the revenue requirement in Docket No. E-01933-A-15-0322 and E-01933A-15-0239, Tucson Electric Power Company’s (“TEP” or “Company”) application to increase rates. This Agreement is entered into by the following entities:
Tucson Electric Power Company
Arizona Corporation Commission Utilities Division ("Staff")
Residential Utility Consumer Office (“RUCO”)
Freeport Minerals Corporation ("Freeport Minerals")
Arizonans for Electric Choice and Competition ("AECC")
Arizona Investment Council ("AIC")
Western Resource Advocates (“WRA”)
Wal-Mart Stores, Inc. and Sam’s West, Inc. (collectively “Wal-Mart”)
Noble Americas Energy Solutions, LLC (“Noble Solutions”)
The Kroger Co. (“Kroger”)
Sierra Club

These entities shall be referred to collectively as "Signatories”, a single entity shall be referred to individually as a "Signatory."

I.	RECITALS

1.1
TEP filed a rate application with the Arizona Corporation Commission (“Commission”) in Docket No. E-01933-A-15-0322 on November 5, 2015. The application was found to be sufficient on December 7, 2015. The rate case docket was subsequently consolidated with Docket No. E-01933-A-15-0239 ("TEP 2016 REST Plan docket") on April 6, 2016.

1.2
The Commission granted applications for intervention filed by RUCO, Freeport-Minerals and AECC (collectively "AECC"), Arizona Public Service Company, Southwest Energy Efficiency Project (“SWEEP”), IBEW Local 1116 (“IBEW”), Sierra Club, The United States Department of Defense and all Other Federal Executive Agencies (“DOD”), AIC, Arizona Community Action Association, Vote Solar, Arizona Solar Energy Industries Association, Energy Freedom Coalition of America, Kevin Koch, Noble Solutions, SOLON Corporation, Kroger, Wal-Mart, Western Resource Advocates, Arizona Competitive Power Alliance, Arizona Solar Deployment Alliance, Arizona Utility Ratepayer Alliance, Southern Arizona Homebuilders Association, Pima County, The Alliance for Solar Choice, Tucson Meadows, L.L.C., Bruce Plenk, and Bryan Lovitt (collectively “Parties”).

1.3
Pursuant to the December 14, 2015 Procedural Order in this docket, the following parties filed direct testimony (except that related to rate design and cost of service) on June 3, 2016: Staff, RUCO, AECC, IBEW, SWEEP, DOD, WRA, Wal-Mart, and Sierra Club. On July 25, 2016, TEP filed rebuttal testimony.

1.4
Staff filed a Notice of Settlement Discussions regarding revenue requirement only on July 28, 2016. Settlement discussions on revenue requirement took place on August 5, 2016. The settlement discussions were open, transparent, and inclusive of all Parties to this Docket who desired to participate in person or telephonically. All Parties to this Docket were notified of the settlement meeting, were encouraged to participate in the negotiations, and were provided with an opportunity to participate.

1.5
The terms of this Agreement are just, reasonable, fair, and in the public interest in that they, among other things, establish a just and reasonable revenue requirement for TEP and its customers; promote the convenience, comfort and safety, and the preservation of health, of the employees and patrons of TEP; resolve revenue requirement issues arising from this Docket; and avoid additional litigation expense relating to the revenue requirement issues in this proceeding.

1.6	The Signatories believe that this Agreement balances the interests of both TEP and its customers.

1.7
The Signatories request that the Commission adopt this Agreement such that the revenue requirement provisions contained herein may become effective following the issuance of a final Order in this Docket by the Commission.

TERMS AND CONDITIONS

II.	RATE INCREASE

2.1
TEP shall receive a non-fuel base rate increase of $81,500,000 over adjusted test-year non-fuel retail revenues, reflecting a total non-fuel revenue requirement of $714,022,900. Attachment A sets forth the adjustments to TEP’s initial request for a non-fuel base rate increase of $109,500,000 that results in the settlement amount.

2.2	TEP’s average base fuel rate shall be set to $0.0325559 to recover a total of $289,147,243 in base fuel revenues. Present rates include an average base fuel rate of $0.032335.

2.3	TEP’s total revenue requirement shall be $1,003,170,143.

2.4
Of the allowed non-fuel base rate increase, $15,243,913 is contingent upon TEP purchasing a 50.5% share of Unit 1 of Springerville Generating Station (“SGS Unit 1). The portion of the rate increase is not effective until after the purchase has been completed and a final Order has been issued in this docket. This amount was originally proposed by TEP to be collected through the PPFAC. As such, recovery of this amount through non-fuel rates represents a revenue neutral change to the agreed upon revenue requirement.

2.5
The Company’s jurisdictional fair value rate base (“FVRB”) used to establish the rates agreed to herein is $2,843,985,854, representing an average of the original cost rate base (“OCRB”) of $2,045,203,460 and the replacement cost new less depreciation rate base (“RCND”) of $3,633,027,972.

III.	COST OF CAPITAL

3.1	The actual test year capital structure comprised of 49.97% long-term debt and 50.03% common equity shall be adopted.

3.2	A return on common equity of 9.75% and an embedded cost of long-term debt of 4.32%, resulting in a weighted average cost of capital of 7.04%.

3.3	A fair value rate of return of 5.34%, which includes a rate of return on the fair value increment of rate base of 1.00%, shall be adopted.

3.4
The provisions set forth herein regarding the quantification of cost of capital, fair value rate base, fair value rate of return, and the non-fuel revenue requirement are made for purposes of settlement only and should not be construed as admissions against interest or waivers of litigation positions related to other or future cases.

IV.	DEPRECIATION AND AMORTIZATION

4.1
The depreciation and amortization rates proposed by TEP in its rebuttal testimony shall be adopted, except (i) that the rates for San Juan Generating Station shall be adjusted to reflect a depreciable life of TEP’s total investment, including the Balanced Draft project, at San Juan Unit 1 of six (6) years; (ii) $90 million of excess distribution reserves will be transferred to San Juan Unit 1 and (iii) a change to depreciation rates on TEP’s distribution plant to offset the change in depreciation expense for San Juan Unit 1. TEP will file, with its testimony in support of the Settlement, schedules setting forth the applicable depreciation and amortization rates, including those for San Juan Unit 1.

V.	SPRINGERVILLE UNIT 1

5.1
TEP shall file a notice in this Docket upon the completion of its pending purchase of a 50.5% interest in SGS Unit 1. If the purchase is completed after the effective date of new rates, the $15,243,913 million of contingent non-fuel base rate relief will be made effective within 30 days of the notice date.

5.2	TEP shall not request rate base treatment of the purchase price paid for the 50.5% share of SGS Unit 1 until its next general rate case.

5.3
The leasehold improvements associated with a 50.5% share of SGS Unit 1 shall be included in OCRB at the net book value (“NBV”) as of December 31, 2016. Amortization of these plant investments will continue as approved in TEP’s last rate case (Decision No. 73912 (June 27, 2013)).

VI.	ADDITIONAL SETTLEMENT PROVISIONS

6.1	TEP shall write down the NBV of its headquarters building by $5 million resulting in a $5 million reduction to the total Company OCRB within 30 days following the issuance of a final Order in this docket. The provisions of Section 8.3 notwithstanding, the Signatories agree that they will not seek alternative rate treatment, or additional write-downs of the headquarters building, in future rate proceedings.

6.2	TEP’s OCRB shall include post-test year plant that is verified and in service as of June 30, 2016 of $49.6 million, and post-test year renewable generation plant of $4.8 million.

6.3
Certain issues related to the Company’s rate application, including but not limited to rate design, the Lost Fixed Cost Recovery mechanism, the Buy-Through Tariff, the inclusion of Energy Efficiency Program Funding in base rates, the Purchase Power Fuel Adjustor, net metering remain unresolved by this Agreement, and the Signatories agree to present their respective positions in the hearing scheduled in this proceeding. This provision is not intended to limit any Signatory's ability to present its position on these unresolved issues.

VII.	COMMISSION EVALUATION OF PROPOSED SETTLEMENT

7.1	All currently filed testimony and exhibits regarding revenue requirement shall be offered into the Commission’s record as evidence.

7.2	The Signatories shall file testimony in support of the Agreement as part of their Surrebuttal or Rejoinder testimonies or as otherwise provided by Procedural Order modifying the procedural schedule.

7.3
The Signatories recognize that Staff does not have the power to bind the Commission. For purposes of proposing a settlement agreement, Staff acts in the same manner as any party to a Commission proceeding.

7.4
The Signatories recognize that the Commission will independently consider and evaluate the terms of this Agreement. If the Commission issues an order adopting all material terms of this Agreement, such action shall constitute Commission approval of the Agreement. Thereafter, the Signatories shall abide by the terms as approved by the Commission.

7.5
If the Commission fails to issue an order adopting all material terms of this Agreement, any or all of the Signatories may withdraw from this Agreement, and such Signatory or Signatories may pursue without prejudice their respective remedies at law. For purposes of this Agreement, whether a term is material shall be left to the discretion of the Signatory choosing to withdraw from the Agreement. If a Signatory withdraws from the Agreement pursuant to this paragraph and files an application for rehearing, the other Signatories, except for Staff, shall support the application for rehearing by filing a document with the Commission that supports approval of the Agreement in its entirety. Staff shall not be obligated to file any document or take any position regarding the withdrawing Signatory’s application for rehearing.

VIII.	MISCELLANEOUS PROVISIONS

8.1
This case has participants with widely diverse revenue requirement positions. To achieve consensus for the settlement of revenue requirement issues, many participants are accepting positions that, in any other circumstances, they would be unwilling to accept. They are doing so because this Agreement, as a whole, is consistent with the public interest and with long-term interests of the undersigned parties as to issues or matters resolved by this Settlement Agreement. The acceptance by any Signatory of a specific element of this Agreement shall not be considered as precedent for acceptance of that element in any other context.

8.2
No Signatory is bound by any position asserted in negotiations, except as expressly stated in this Agreement. No Signatory shall offer evidence of conduct or statements made in the course of negotiating this Agreement before this Commission, any other regulatory agency, or any court.

8.3
Neither this Agreement nor any of the positions taken in this Agreement by any of the Signatories may be referred to, cited, and/or relied upon as precedent in any proceeding before the Commission, any other regulatory agency, or any court for any purpose except to secure approval of this Agreement and enforce its terms.

8.4	To the extent any provision of this Agreement is inconsistent with any existing Commission order, rule, or regulation, this Agreement shall control.

8.5	Each of the terms of this Agreement is in consideration of all other terms of this Agreement. Accordingly, the terms are not severable.

8.6
The Signatories shall make reasonable and good faith efforts necessary to obtain a Commission order approving this Agreement. The Signatories shall support and defend this Agreement before the Commission. Subject to Paragraph 7.5 above, if the Commission adopts an order approving all material terms of the Agreement, the Signatories will support and defend, or agree not to oppose, the Commission’s order before any court or regulatory agency in which it may be at issue.

8.7
This Agreement may be executed in any number of counterparts and by each Signatory on separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same instrument. This Agreement may also be executed electronically or by facsimile.

ARIZONA CORPORATION COMMISSION
UTILITIES DIVISION STAFF

By	/s/ Thomas Broderick
Title	Director, Utilities
Date	8/15/16

TUCSON ELECTRIC POWER COMPANY

By	/s/ David G. Hutchens
Title	Chief Executive Officer
Date	8/15/16

Signatory to August 15, 2016 Tucson Electric Power Company Revenue Requirement Settlement Agreement in Docket Nos. E-01933A-15-0239 and E-01933A-15-0322.

RESIDENTIAL UTILITY CONSUMER
OFFICE

By	/s/ David Tenney
Title	Director
Date	8/15/16

ARIZONANS FOR ELECTRIC CHOICE
AND COMPETITION

By	/s/ Stan Barnes
Title	President
Date	8/15/16

FREEPORT MINERALS CORPORATION

By	/s/ Michael McElrath
Title	Director Energy Services
Date	8/15/16

Signatory to August 15, 2016 Tucson Electric Power Company Revenue Requirement Settlement Agreement in Docket Nos. E-01933A-15-0239 and E-01933A-15-0322.

SIERRA CLUB

By	/s/ Travis Ritchie
Title	Staff Attorney
Date	8/15/16

WESTERN RESOURCE ADVOCATES

By	/s/ Timothy M. Hogan
Title	Attorney
Date	8/12/16

NOBLE AMERICAS ENERGY
SOLUTIONS, LLC

By	/s/ Lawrence V. Robertson, Jr.
Title	Attorney
Date	8/15/16

Signatory to August 15, 2016 Tucson Electric Power Company Revenue Requirement Settlement Agreement in Docket Nos. E-01933A-15-0239 and E-01933A-15-0322.

THE KROGER CO.

By	/s/ Kurt Boehm
Title	Attorney
Date	8/15/16

WAL-MART STORES, INC. and SAM'S
WEST, INC.

By	/s/ Scott S. Wakefield
Title	Counsel
Date	8/15/16

ARIZONA INVESTMENT COUNCIL

By	/s/ Gary Yaquinto
Title	President and Chief Executive Officer
Date	8/15/16